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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
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                                             Three months ended                      Nine months ended
                                        Jun. 30, 1996    Jun. 30, 1995          Jun. 30, 1996    Jun. 30, 1995

PRIMARY
Average shares outstanding                14,066,445       13,208,168             14,061,623       12,769,239

Net effect of dilutive stock options--
   based on the treasury stock method
   using average market price                978,503                0              1,034,288          855,000
                                          ----------       ----------             ----------       ----------

Total                                     15,044,948       13,208,168             15,095,911       13,624,239
                                          ==========       ==========             ==========       ==========


Net income (loss)                         $2,912,000      ($4,663,000)            $5,941,000       $1,557,000
                                          ==========       ==========             ==========       ==========

Net income (loss) per share                    $0.19           ($0.35)                 $0.39            $0.11
                                               =====            =====                  =====            =====



FULLY DILUTED
Average shares outstanding                14,066,445       13,208,168             14,061,623       12,769,239

Net effect of dilutive stock options--
   based on the treasury stock method
   using the end of period market price,
   if higher than average market price       978,503                0              1,034,288          936,000

Assumed conversion of 6 1/4%
   convertible subordinated debentures     2,085,000                0                      0                0
                                          ----------       ----------             ----------       ----------

Total                                     17,129,948       13,208,168             15,095,911       13,705,239
                                          ==========       ==========             ==========       ==========


Net income (loss)                         $2,912,000      ($4,663,000)            $5,941,000       $1,557,000

Add 6 1/4 % convertible subordinated
   debenture interest, net of
   income tax effect                         300,000                0                      0                0

Net income (loss), as adjusted            $3,212,000      ($4,663,000)            $5,941,000       $1,557,000
                                          ==========       ==========             ==========       ==========

Net income (loss) per share                    $0.19           ($0.35)                 $0.39            $0.11
                                               =====            =====                  =====            =====
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